Registration No. 333-_________

As filed with the Securities and Exchange Commission on May 30, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Dime Community Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

New York	11-2934195
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

898 Veterans Memorial Highway, Suite 560
Hauppauge, New York 11788
(Address of Principal Executive Offices)

Dime Community Bancshares, Inc. 2021 Equity Incentive Plan
(Full Title of the Plan)

Copies to:
Stuart H. Lubow, Chief Executive Officer	Marc P. Levy, Esq.
Dime Community Bancshares, Inc.	D. Max Seltzer, Esq.
898 Veterans Memorial Highway, Suite 560	Luse Gorman, PC
Hauppauge, New York 11788 (631) 537-1000	5335 Wisconsin Ave., N.W., Suite 780 Washington, DC 20015-2035
(Name, Address and Telephone	(202) 274-2000
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ⌧	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Dime Community Bancshares, Inc. (“Registrant”) to register additional shares of common stock of Registrant, par value $0.01 per share (“Common Stock”) issuable pursuant to the Dime Community Bancshares, Inc. 2021 Equity Incentive Plan (the “2021 Equity Plan”) and consists of only those items required by General Instruction E to Form S-8.
This Registration Statement registers 1,185,000 additional shares of Common stock reserved for issuance under the 2021 Equity Plan, which shares are in addition to the 1,200,000 shares of Common Stock previously registered pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission”) on June 21, 2021.
The issuance of the additional 1,185,000 shares being registered under the 2021 Equity Plan pursuant to this Registration Statement is condition upon the approval by the Registrant’s stockholders at the Annual Meeting of Stockholders of Registrant to be held on May 23, 2024.
PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in Item 1 and Item 2 of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8.  The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration statement as specified by Rule 428(b)(1) under the Securities Act.  After giving effect to this Registration Statement, an aggregate 2,385,000 shares of Common Stock have been issued for registered for issuance pursuant to the 2021 Equity Plan.
PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents previously filed by Dime Community Bancshares, Inc. (the “Company”) with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items):
(a)    The Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Commission on February 22, 2024 (File No. 001-34096), pursuant to Section 13(a) of the Exchange Act;
(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on May 2, 2024 (File No. 001-34096);
(c) The Company’s Current Reports on Form 8-K filed on January 26, 2024; February 7, 2024; March 12, 2024; March 28, 2024; April 18, 2024; April 25, 2024; May 23, 2024; and May 28, 2024 (File No. for all 001-34096); and
(d) The description of the Company’s common stock contained in the Registration Statement on Form 8-A filed with the Commission on February 1, 2021 (File No. 001-34096), including any subsequent amendments or reports filed for the purpose of updating such description.
All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents.
Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement.

Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.
All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.
Item 8.  List of Exhibits.

Regulation S-K Exhibit Number	Document

4.1
Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on February 2, 2021 (File No. 001-34096))

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Commission on December 21, 2023 (File No. 001-34096))

5	Opinion of Luse Gorman, PC

10.1
Dime Community Bancshares, Inc. 2021 Equity Incentive Plan (incorporated by reference to Appendix 1 to the proxy statement for the Annual Meeting of Stockholders of Dime Community Bancshares, Inc., filed under the Exchange Act on April 16, 2021 (File No. 001-34096))

10.2
Amendment One to the Dime Community Bancshares, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.10 to Registrant’s Annual Report on Form 10-K, filed February 28, 2023 (File No. 001-34096))

10.3	Form of Time-Based Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.2 to Registrant’s Registration Statement on Form S-8, filed June 21, 2021 (File No. 333-257220))

10.4	Form of Performance-Based Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.3 to Registrant’s Registration Statement on Form S-8, filed June 21, 2021 (File No. 333-257220))

10.5	Form of Incentive Stock Option Award Agreement (incorporated by reference to Exhibit 10.4 to Registrant’s Registration Statement on Form S-8, filed June 21, 2021 (File No. 333-257220))

10.6	Form of Non-Qualified Stock Option Award Agreement (incorporated by reference to Exhibit 10.5 to Registrant’s Registration Statement on Form S-8, filed June 21, 2021 (File No. 333-257220))

10.7
Form of Performance-Based Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.6 to Registrant’s Registration Statement on Form S-8, filed June 21, 2021 (File No. 333-257220))

23.1	Consent of Luse Gorman, PC (contained in Exhibit 5)

23.2	Consent of Crowe LLP (Independent Registered Public Accounting Firm)

24	Power of Attorney (contained on signature page)

107	Filing Fee Table
____________________________________

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hauppauge, New York, on this 30th day of May, 2024.
DIME COMMUNITY BANCSHARES, INC.

By:	/s/ Stuart H. Lubow
Stuart H. Lubow
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Dime Community Bancshares, Inc.  (the “Company”) hereby severally constitute and appoint Stuart H. Lubow, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Stuart H. Lubow may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock to be granted and shares of common stock to be issued upon the exercise of stock options to be granted under the Dime Community Bancshares, Inc. 2021 Equity Incentive Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Stuart H. Lubow shall do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.
Signatures	Title	Date

/s/ Stuart H. Lubow	Director, President and Chief	May 30, 2024
Stuart H. Lubow	Executive Officer (Principal Executive Officer)

/s/ Avinash Reddy	Senior Executive Vice President and	May 30, 2024
Avinash Reddy	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Kenneth J. Mahon	Chairman of the Board	May 30, 2024
Kenneth J. Mahon

/s/ Paul M. Aguggia	Director	May 30, 2024
Paul M. Aguggia

/s/ Rosemarie Chen	Director	May 30, 2024
Rosemarie Chen

/s/ Michael P. Devine	Director	May 30, 2024
Michael P. Devine

/s/ Judith H. Germano	Director	May 30, 2024
Judith H. Germano

/s/ Matthew A. Lindenbaum	Director	May 30, 2024
Matthew A. Lindenbaum

/s/ Albert E. McCoy, Jr.	Director	May 30, 2024
Albert E. McCoy, Jr.

/s/ Raymond A Nielson	Director	May 30, 2024
Raymond A Nielson

/s/ Joseph J. Perry	Director	May 30, 2024
Joseph J. Perry

/s/ Kevin Stein	Director	May 30, 2024
Kevin Stein

/s/ Dennis A. Suskind	Director	May 30, 2024
Dennis A. Suskind